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                                                                   EXHIBIT 99.1

                       PRICE COMMUNICATIONS CORPORATION
                             45 Rockefeller Plaza
                           New York, New York 10020




           PROXY--ANNUAL MEETING OF SHAREHOLDERS--            , 2002

   The undersigned hereby appoints Robert Price and Kim I. Pressman and each of them, with full power of substitution, proxies of the undersigned to vote all shares of Common Stock of Price Communications Corporation (the "Company") that the undersigned would be entitled to vote if personally present at the Annual
Meeting of Shareholders of the Company to be held on              , 2002, at
      . local time, at the offices of Proskauer Rose LLP, 1585 Broadway, New York, New York 10036-8299 and at any postponement or adjournment thereof. The undersigned hereby revokes any proxy heretofore given with respect to such shares.

               THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS


   This Proxy, when properly executed and returned, will be voted in the manner directed below. If no direction is made, this Proxy will be voted FOR the proposals.




                               -----------------


Election of Directors





    The Board of Directors recommends a vote FOR the election of the
        nominees.                                                    FOR  WITHHOLD
     NOMINEE: Robert Price (Class C)                                 [  ]   [  ]

     NOMINEE: Kim I. Pressman (Class C)                              [  ]   [  ]

               NOMINEE: Stuart B. Rosenstein (Class A)               [  ]   [  ]

               NOMINEE: John Deardourff (Class A)                    [  ]   [  ]




                               -----------------


    Other Proposals

    The Board of Directors recommends a vote FOR the following
        proposals:                                                            FOR  AGAINST

    (1) The asset contribution transaction (including the possible
        exchange into Verizon Communications common stock).                   [  ]  [  ]

    (2) The amendment of the Certification of Incorporation to permit certain transactions to be approved by a majority of shareholders
        rather than 66 2/3% of shareholders.                                  [  ]  [  ]

    (3) In their discretion, to consider and act upon any other matter which may properly come before the meeting or any
        adjournment thereof.                                                  [  ]  [  ]




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   This proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder. If no direction is given, this proxy will be voted FOR the nominees listed.

                                          _____________________________________

                                          _____________________________________
                                               Signature(s) of Shareholder(s)

                                          _____________________________________

                                          _____________________________________
                                              Print Name(s) of Shareholder(s)

                                          Please sign your name exactly as it
                                          appears hereon. If shares are
                                          registered in more than one name,
                                          each joint owner or fiduciary should
                                          sign. When signing as attorney,
                                          executor, administrator, trustee,
                                          personal representative, agent or
                                          guardian, please give your full title
                                          as it appears hereon.

                                          Dated                   , 2002.

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